Consent of Independent Auditors


The Board of Directors
Aetna Variable Portfolios, Inc.

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                              /s/ KPMG Peat Marwick

                                              KPMG Peat Marwick LLP

Hartford, Connecticut
March 7, 1997